Exhibit 99.3

LIBERTY LATIN AMERICA LTD.

UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

General

The accompanying unaudited pro forma condensed combined financial statements (Pro Forma Financial Statements) of Liberty Latin America Ltd. (Liberty Latin America), which have been prepared in accordance with Article 11 of Regulation S-X, reflect the combination of the historical financial information of Liberty Latin America and the AT&T Acquired Entities, as defined below, and give further effect of pro forma adjustments related to the AT&T Acquisition, as defined and described below, and certain related transactions. In the following text, the terms “Liberty Latin America,” “we,” “our,” “our company” and “us” refers to Liberty Latin America and its subsidiaries.

The accompanying unaudited pro forma condensed combined balance sheet (Pro Forma Balance Sheet) as of September 30, 2020 gives effect to the combination of the historical balance sheets of Liberty Latin America and the AT&T Acquired Entities and gives further effect to pro forma adjustments related to:

i.	the assets acquired and liabilities assumed following the closing of the AT&T Acquisition; and

ii.	the closing of the AT&T Acquisition, which includes, among other things, the:

a.	purchase price of the AT&T Acquisition;

b.	preliminary fair value adjustments of the assets acquired;

c.	adjustments associated with aligning the accounting policies of the AT&T Acquired Entities to those used by Liberty Latin America; and

iii.	the B2B Asset Sale, as defined and described below.

The pro forma adjustments related to the Pro Forma Balance Sheet have been reflected as if such transactions had occurred on September 30, 2020.

The accompanying unaudited pro forma condensed combined statements of operations (Pro Forma Statements of Operations) for the nine months ended September 30, 2020 and the year ended December 31, 2019 give effect to the combination of the historical results of operations for the periods indicated and gives further effect to pro forma adjustments related to:

i.	the closing of the AT&T Acquisition, which includes, among other things, the:

a.	impacts related to preliminary fair value adjustments of the assets acquired, for example adjustments related to depreciation and amortization;

b.	adjustments associated with aligning the accounting policies of the AT&T Acquired Entities to those used by Liberty Latin America;

c.

elimination of certain intercompany transactions and Allocations, as defined and described below, between AT&T and the AT&T Acquired Entities included in the historical financial statements of the AT&T Acquired Entities; and

d.	impacts of the TSA, as defined below, and certain other agreements;

ii.	the B2B Asset Sale; and

iii.	the Debt Transactions and Refinancing Transaction, each as defined and described below.

The pro forma adjustments related to the Pro Forma Statements of Operations have been reflected as if such transactions had occurred on January 1, 2019.

The Pro Forma Financial Statements do not purport to be indicative of the financial position and results of operations that Liberty Latin America will obtain in the future, or that Liberty Latin America would have obtained if the AT&T Acquisition, including the Debt Transactions, were effective as of the dates indicated above. The pro forma adjustments are based upon currently available information and certain assumptions that Liberty Latin America believes are reasonable. The preliminary fair value adjustments of assets acquired and liabilities assumed are subject to adjustment based on our final assessment of the fair values of the acquired identifiable assets and assumed liabilities. As we are in the process of obtaining information necessary to complete the initial valuation assessment, we have not yet determined fair value adjustments related to the acquired property and equipment and spectrum licenses. Accordingly, the carrying values of these assets in the historical financial statements of the AT&T Acquired Entities has been used in the preliminary purchase price allocation and in the pro-forma financial information. While the valuation process remains open, the items with the highest likelihood to change upon finalization of the valuation process include property and equipment, spectrum licenses, customer relationships, right-of-use assets and related lease obligations, income taxes and goodwill. These Pro Forma Financial Statements have been derived from, and should be read in conjunction with, the following historical financial statements and accompanying notes:

•	Liberty Latin America’s unaudited condensed consolidated financial statements included in our September 30, 2020 Quarterly Report on Form 10-Q;

•	Liberty Latin America’s audited consolidated financial statements included in our December 31, 2019 Annual Report on Form 10-K;

•	AT&T Acquired Entities’ audited combined financial statements as of December 31, 2019, as filed herewith; and

•	AT&T Acquired Entities’ unaudited combined financial statements as of September 30, 2020, as filed herewith.

AT&T Acquisition

On October 9, 2019, Liberty Latin America and Liberty Communications PR Holding LP, our indirect wholly-owned subsidiary, entered into a stock purchase agreement (the Acquisition Agreement) with certain subsidiaries of AT&T Inc. (AT&T) to acquire AT&T’s wireless and wireline operations in Puerto Rico and the United States (U.S.) Virgin Islands (the AT&T Acquisition). Pursuant to this agreement, we agreed to acquire, directly or indirectly, all of the outstanding shares of AT&T Mobility Puerto Rico Inc., AT&T Mobility Virgin Islands Inc. and Beach Holding Corporation, collectively the “AT&T Acquired Entities”. The AT&T Acquisition was completed on October 31, 2020 (the AT&T Closing) and resulted in the AT&T Acquired Entities becoming indirect wholly-owned subsidiaries of Liberty Latin America.

The AT&T Acquisition was financed through a combination of net proceeds from the Debt Transactions, as described below, and available liquidity.

B2B Asset Sale

As a condition to the AT&T Closing, Liberty Latin America was required by the Department of Justice (the DOJ) to divest certain business-to-business (B2B) operations that are a part of our existing operations in Puerto Rico. To meet the conditions of the DOJ, during October 2020, we entered into an agreement to divest part of our B2B operations in Puerto Rico (the B2B Asset Sale.) The B2B Asset Sale closed in early January.

Historical Financial Statements of the AT&T Acquired Entities

The historical financial statements of the AT&T Acquired Entities include revenue and charges allocated from other AT&T entities, certain of which are based on high level metrics and are not derived directly from the operations of the AT&T Acquired Entities. These revenues and charges have been removed from the Pro Forma Statements of Operations as they are not expected to continue after the AT&T Closing. In addition, AT&T allocates other charges to the AT&T Acquired Entities that represent costs associated with substantial operating-related services, such as network operations, customer service, finance and accounting, information technology, and sales and marketing. A portion of these charges (the Allocations) represent costs of shared services, which following the AT&T Closing, will be replaced by costs of services provided for, on a temporary basis, through the Transition Services Agreement between Liberty Latin America and AT&T (the TSA). The Allocations have been eliminated from the Pro Forma Statements of Operations and replaced by charges included in the TSA.

In addition, in 2021 we expect (i) to incur estimated integration costs ranging from $35 million to $40 million, (ii) to incur estimated standalone costs not covered by the TSA ranging from $20 million to $25 million related to support services and (iii) to benefit from estimated synergies of $10 million, mostly related to personnel costs. These estimated additional costs and synergies have not been reflected in the Pro Forma Statements of Operations below.

Debt Financings

In October 2019 and May 2020, we completed certain debt financing and refinancing transactions that were collectively completed in order to finance a portion of the AT&T Acquisition. The proceeds from the issuance of the: (i) 2027 LPR Senior Secured Notes; and (ii) 2027 LPR Senior Secured Notes Add-on, and a portion of the proceeds from the 2026 SPV Credit Facility that were used to finance the AT&T Acquisition are collectively referred to herein as the “Debt Transactions.”

Although Liberty Latin America uses derivative instruments to manage interest rate exposures, no pro forma adjustments have been reflected in these Pro Forma Financial Statements with respect to any changes to derivative instruments that occurred in connection with the Debt Transactions.

2027 LPR Senior Secured Notes

In October 2019, we issued, through a consolidated special purposes entity, $1.2 billion aggregate principal amount, at par, of 6.75% senior secured notes, due October 15, 2027 (the 2027 LPR Senior Secured Notes), the proceeds of which were initially deposited into an escrow account pending consummation of the AT&T Acquisition. In connection with the completion of the AT&T Acquisition, the proceeds were released from the escrow account and used to finance a portion of the AT&T Acquisition.

2027 LPR Senior Secured Notes Add-on

In May 2020, an additional $90 million aggregate principal amount was issued, at 102.5% of par, under the existing 2027 LPR Senior Secured Notes indenture (the 2027 LPR Senior Secured Notes Add-on), the proceeds of which were initially deposited into an escrow account pending consummation of the AT&T Acquisition. In connection with the completion of the AT&T Acquisition, the proceeds were released from the escrow account and used to finance a portion of the AT&T Acquisition.

2026 SPV Credit Facility

In October 2019, we entered into a $1.0 billion principal term loan facility, issued at 99.0% of par, that is due October 15, 2026 and bears interest at LIBOR plus 5.0% (the 2026 SPV Credit Facility). A portion of the 2026 SPV Credit Facility, $53 million, was initially deposited into an escrow account pending consummation of the AT&T Acquisition. In connection with the completion of the AT&T Acquisition, the $53 million of proceeds were released from the escrow account and used to finance a portion of the AT&T Acquisition. The remaining proceeds from the issuance of the 2026 SPV Credit Facility were used to redeem, in full, the then outstanding principal amount of the previous bank facility (the Refinancing Transaction).

LIBERTY LATIN AMERICA

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2020

	Historical
	Liberty Latin America	AT&T Acquired Entities	Pro forma adjustments		Pro forma Liberty Latin America
	in millions
ASSETS
Current assets:
Cash and cash equivalents	$1,611.9	$0.2	$(535.9	)(1)	$964.4
			(70.4	)(2)
			(18.8	)(4)
			(22.6	)(5)
Trade receivables, net of allowances	505.9	49.6	(1.7	)(3)	553.8
Related-party notes receivable	—	676.1	(676.1	)(1)	—
Other current assets, net	287.8	172.9	(16.8	)(1)	454.6
			10.7	(2)

Total current assets	2,405.6	898.8	(1,331.6)		1,972.8
Goodwill	4,503.7	402.4	(402.4	)(1)	5,005.8
			502.1	(1)
Property and equipment, net	4,149.8	667.1	(8.2	)(3)	4,808.7
Restricted cash	1,369.9	—	(1,353.0	)(1)	16.9
Intangible assets subject to amortization, net	825.5	—	30.6	(1)	856.1
Intangible assets not subject to amortization	561.3	894.4	—		1,455.7
Other assets, net	782.1	285.1	(12.0	)(1)	1,114.9
			59.7	(2)

Total assets	$14,597.9	$3,147.8	$(2,514.8)		$15,230.9

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$269.6	$4.8	$—		$274.4
Current portion of debt and finance lease obligations	284.4	0.7	—		285.1
Other accrued and current liabilities	1,031.1	55.2	44.8	(1)	1,131.1

Total current liabilities	1,585.1	60.7	44.8		1,690.6
Long-term debt and finance lease obligations	8,175.4	11.4	(18.8	)(4)	8,168.0
Deferred tax liabilities	361.5	345.8	—		707.3
Other long-term liabilities	948.2	221.6	—		1,169.8

Total liabilities	11,070.2	639.5	26.0		11,735.7
Total equity	3,527.7	2,508.3	$(2,540.8	)(6)	3,495.2

Total liabilities and equity	$14,597.9	$3,147.8	$(2,514.8)		$15,230.9

LIBERTY LATIN AMERICA

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine months ended September 30, 2020

	Historical
	Liberty Latin America	AT&T Acquired Entities	Pro forma adjustments		Pro forma Liberty Latin America
	in millions, except per share amounts
Revenue	$2,667.4	$641.9	$(13.9	)(3)	$3,330.1
			(6.2	)(7)
			48.1	(8)
			19.5	(9)
			(26.7	)(10)

Operating costs and expenses (exclusive of depreciation and amortization, shown separately below):
Programming and other direct costs of services	580.2	324.8	(2.0	)(3)	781.6
			48.1	(8)
			(53.4	)(9)
			(12.9	)(10)
			(111.9	)(11)
			8.7	(12)
Other operating costs and expenses (including stock-based compensation of $75.3 million for Liberty Latin America)	1,105.8	170.1	(3.4	)(3)	1,328.7
			111.9	(11)
			(47.5	)(12)
			(2.2	)(13)
			(6.0	)(14)
Depreciation and amortization	661.5	95.1	2.3	(15)	758.9
Impairment, restructuring and other operating items, net	331.5	—	(31.5	)(16)	300.0

	2,679.0	590.0	(99.8)		3,169.2

Operating income (expense)	(11.6)	51.9	120.6		160.9

Non-operating income (expense):
Interest income (expense), net	(408.5)	4.5	(4.1	)(17)	(410.6)
			(2.5	)(18)
Realized and unrealized losses on interest rate derivative instruments, net	(239.7)	—	—		(239.7)
Foreign currency transaction losses, net	(115.1)	—	—		(115.1)
Losses on debt modification and extinguishment, net	(45.1)	—	—		(45.1)
Other income, net	11.8	—	(7.3	)(20)	4.5

	(796.6)	4.5	(13.9)		(806.0)

Net earnings (loss) before income taxes	(808.2)	56.4	106.7		(645.1)
Income tax benefit (expense)	33.4	(12.9)	(38.6	)(21)	(18.1)

Net earnings (loss)	(774.8)	43.5	68.1		(663.2)
Net loss attributable to noncontrolling interests	116.5	—	—		116.5

Net earnings (loss) attributable to Liberty Latin America shareholders	$(658.3)	$43.5	$68.1		$(546.7)

Basic and diluted net loss per share attributable to Liberty Latin America shareholders	$(3.59)				$(2.98)

Weighted average shares outstanding – basic and diluted (a)	183,286,840				183,286,840

(a)	Represents the weighted average number of Liberty Latin America shares outstanding during the period.

LIBERTY LATIN AMERICA

Unaudited Pro Forma Condensed Combined Statement of Operations

Year ended December 31, 2019

	Historical
	Liberty Latin America	AT&T Acquired Entities	Pro forma adjustments		Pro forma Liberty Latin America
	in millions, except per share amounts
Revenue	$3,867.0	$888.3	$(17.8	)(3)	$4,753.5
			(10.7	)(7)
			61.1	(8)
			5.4	(9)
			(39.8	)(10)

Operating costs and expenses (exclusive of depreciation and amortization, shown separately below):
Programming and other direct costs of services	889.2	455.8	(2.8	)(3)	1,169.0
			61.1	(8)
			(69.0	)(9)
			(26.9	)(10)
			(150.0	)(11)
			11.6	(12)
Other operating costs and expenses (including stock-based compensation of $57.5 million for Liberty Latin America)	1,493.9	236.9	(4.4	)(3)	1,792.8
			150.0	(11)
			(66.6	)(12)
			(3.1	)(13)
			(13.9	)(14)
Depreciation and amortization	871.0	124.4	3.1	(15)	998.5
Impairment, restructuring and other operating items, net	259.1	—	(4.9	)(16)	254.2

	3,513.2	817.1	(115.8)		4,214.5

Operating income	353.8	71.2	114.0		539.0

Non-operating income (expense):
Interest expense, net	(499.2)	(22.1)	$(69.8	)(17)	(565.7)
			25.4	(18)
Realized and unrealized losses on derivative instruments, net	(17.2)	—	—		(17.2)
Foreign currency transaction losses, net	(112.5)	—	—		(112.5)
Losses on debt modification and extinguishment, net	(19.8)	—	6.7	(19)	(13.1)
Other income, net	14.3	—	(3.4	)(20)	10.9

	(634.4)	(22.1)	(41.1)		(697.6)

Net earnings (loss) before income taxes	(280.6)	49.1	72.9		(158.6)
Income tax benefit (expense)	98.2	(20.2)	(26.5	)(21)	51.5

Net earnings (loss)	(182.4)	28.9	46.4		(107.1)
Net loss attributable to noncontrolling interests	102.3	—	—		102.3

Net earnings (loss) attributable to Liberty Latin America shareholders	$(80.1)	$28.9	$46.4		$(4.8)

Basic and diluted net loss per share attributable to Liberty Latin America shareholders	$(0.43)				$(0.03)

Weighted average shares outstanding – basic and diluted (a)	184,369,078				184,369,078

(a)	Represents the weighted average number of Liberty Latin America shares outstanding during the year.

(1)

Represents the purchase price of the AT&T Acquisition and the preliminary application of acquisition accounting. For purposes of these Pro Forma Financial Statements, it has been assumed that, with the exception of the preliminary fair value adjustments reflected in the table below, the historical cost bases of existing assets and liabilities of the AT&T Acquired Entities approximate their fair value. The details of the preliminary acquisition accounting are set forth below (in millions):

Stated Acquisition Agreement purchase price	$1,950.0
Less: Purchase price allocated to purchase of prepaid roaming services (a)	(70.4)
Working capital and other purchase price adjustments:
Preliminary closing adjustments (b)	(51.7)
Additional working capital consideration (c)	61.0

Net cash paid for the AT&T Acquisition (d)	1,888.9
Contingent consideration (e)	44.8

Adjusted purchase price	1,933.7

Reconciliation from the historical net assets of the AT&T Acquired Entities to the estimated increase in goodwill:
Total assets	3,147.8
Less assets not acquired:
Related-party notes receivable	(676.1)
Goodwill	(402.4)
Total liabilities	(639.5)

Historical acquired net assets of the AT&T Acquired Entities before preliminary fair value adjustments	1,429.8

Preliminary fair value adjustments:
Other current assets, net - deferred contract costs (f)	(16.8)
Customer relationships intangible asset (g)	30.6
Other assets, net - deferred contract costs (f)	(12.0)

Total preliminary fair value adjustments	1.8

Adjusted net assets of the AT&T Acquired Entities after preliminary fair value adjustments	1,431.6

Estimated increase to goodwill	$502.1

(a)	Represents the portion of the stated Acquisition Agreement purchase price that has been allocated to the purchase of prepaid roaming services as further described in note 2 below.
(b)

Represents adjustments to the purchase price under the terms of the Acquisition Agreement for closing working capital balances, outstanding indebtedness and shortfalls in equipment subsidies made by AT&T prior to the AT&T Closing.

(c)	Represents cash paid subsequent to the AT&T Closing related to certain liabilities of the AT&T Acquired Entities that were not assumed by us under the terms of the Acquisition Agreement.
(d)

The net cash paid for the AT&T Acquisition is comprised of (i) $1,353 million of restricted cash that was initially placed into escrow and was released from restriction upon the AT&T Closing, as further described in the headnote to these Pro Forma Financial Statements, and (ii) $536 million of cash and cash equivalents from available liquidity.

(e)

Represents contingent consideration related to income tax payments made by AT&T to the tax authorities of Puerto Rico and the U.S. Virgin Islands, which we expect to pay back to AT&T as we utilize such payments against our future income tax liabilities.

(f)

Represents the fair value adjustment to deferred contract costs, which do not have a fair value upon the consummation of the AT&T Acquisition. As a result, we have included pro forma adjustments to reduce other current assets and other assets, net, to reflect the fair value adjustment associated with deferred contract costs as of September 30, 2020. For information regarding the related pro forma adjustments included in the Pro Forma Statements of Operations, see note 14 below.

(g)

Represents the preliminary fair value assessment related to the customer relationships of the AT&T Acquired Entities. The valuation of customer relationships is primarily based on an excess earnings methodology, which is a form of a discounted cash flow analysis. The excess earnings methodology for customer relationship intangible assets requires us to estimate the specific cash flows expected from the acquired customer relationships, considering such factors as estimated customer life, the revenue expected to be generated over the life of the customer relationships, contributory asset charges and other factors. For information regarding the related pro forma adjustments included in the Pro Forma Statements of Operations, see note 15 below.

(2)

In connection with the Acquisition Agreement, AT&T agreed to provide us with a $75 million credit against certain roaming services that AT&T will provide to the AT&T Acquired Entities over a seven-year period following the AT&T Closing. If the credits are not used for roaming services in that time period, any remaining credit may be used to acquire certain other services from AT&T thereafter. These service credits have been reflected as a prepaid asset at a discounted value of $70 million based on the estimated timing of the underlying services.

(3)

As further outlined in the headnote to the Pro Forma Financial Statements, as a condition to the AT&T Closing, we were required to divest certain B2B operations in Puerto Rico. Accordingly, these pro forma adjustments relate to the elimination of the assets, revenue and expenses related to the B2B operations that were divested as part of the B2B Asset Sale.

(4)

Represents debt issuance fees associated with the 2027 LPR Senior Secured Notes and 2026 SPV Credit Facility paid in connection with, and contingent upon, the consummation of the AT&T Acquisition. For additional information regarding the amortization of deferred financing costs, see note 17 below.

(5)

Represents direct acquisition costs of $23 million that were contingent upon the AT&T Closing. Due to their nonrecurring nature, these direct acquisition costs have not been reflected in the accompanying Pro Forma Statements of Operations.

(6)	Represents pro adjustments to equity related to adjustments further described in notes 1, 3 and 5, as set forth in the table below (in millions):

Increase (decrease) to equity
Elimination of historical equity of the AT&T Acquired Entities	$(2,508.3)
Elimination of historical equity related to the B2B operations required to be divested	(9.9)
Payments of direct acquisition costs	(22.6)

$(2,540.8)

(7)

Represents revenue included in the historical financial statements of the AT&T Acquired Entities associated with certain enterprise contracts that are not acquired as part of the AT&T Acquisition. Accordingly, we have included pro forma adjustments to reduce revenue by $6 million and $11 million for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively.

(8)

The pro forma adjustments, which are provided for in order to align accounting policies of the AT&T Acquired Entities to those applied by Liberty Latin America, reflect reclassifications from programming and other direct costs of services to revenue related to (i) receipt of funds from the U.S. Federal Communications Commission of $23 million and $28 million, for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively, and (ii) data roaming revenue of $25 million and $33 million, for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively, as each were presented net of programming and other direct costs of services in the historical financial statements of the AT&T Acquired Entities.
(9)

We have entered into agreements with AT&T for services with respect to (i) inbound and outbound roaming, (ii) ethernet, and (iii) subsea (the New Rate Agreements). The fees charged pursuant to these agreements differ from the rates charged for these services as reflected in the historical financial statements of the AT&T Acquired Entities. Accordingly, we have included pro forma adjustments for the periods set forth in the table below reflecting the net impact of changes in rates per the New Rate Agreements (in millions).

	Nine months ended September 30, 2020		Year ended December 31, 2019
	Revenue	Programming and other direct costs of services	Revenue	Programming and other direct costs of services
Net increase (decrease)	$19.5	$(53.4)	$5.4	$(69.0)

(10)

Represents the elimination of (i) $27 million and $40 million of equipment sales and other revenue allocated to the AT&T Acquired Entities by AT&T during the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively, and (ii) $13 million and $27 million of equipment cost of goods sold allocated to the AT&T Acquired Entities by AT&T during the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively, that will not occur after the AT&T Closing.

(11)

Represents the reclassification of $112 million and $150 million for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively, primarily related to lease expense, network and personnel-related costs from programming and other direct costs of services to other operating costs and expenses included in the historical financial statements of the AT&T Acquired Entities, to conform to the presentation of the historical financial statements of Liberty Latin America.

(12)

Represents the net effect of the (i) elimination of Allocations included in the historical financial statements of the AT&T Acquired Entities that are replaced by costs for services provided through the TSA, which generally relate to network operations, customer service, finance and accounting, information technology, and sales and marketing, and (ii) costs related to recurring content-related services provided through the TSA that are not included in the historical financial statements of the AT&T Acquired Entities, as set forth below (in millions):

	Nine months ended September 30, 2020	Year ended December 31, 2019
Elimination of Allocations	$(106.8)	$(145.6)
Estimated TSA expenses (a)	68.0	90.6

Net decrease	$(38.8)	$(55.0)

(a)

Includes content-related charges of $9 million and $12 million for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively, which are reflected in programming and other direct costs of services in the Pro Forma Statements of Operations.

(13)

Represents royalty expense included in the historical financial statements of the AT&T Acquired Entities related to the use of AT&T’s tradename. The royalty fee will not be charged after the consummation of the AT&T Acquisition and accordingly, we have included pro forma adjustments of $2 million and $3 million to eliminate such costs for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively.

(14)

Represents pro forma adjustments of $6 million and $14 million for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively, related to amortization of deferred contract costs included within other operating costs and expenses in the historical financial statements of the AT&T Acquired Entities. The pro forma adjustments represent the elimination of amortization expense related to the incremental costs to obtain a contract with a customer that were incurred prior to January 1, 2019.

(15)

Represents the estimated increase in amortization expense of $2 million and $3 million, for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively, resulting from preliminary fair value assessments associated with customer relationships of the AT&T Acquired Entities with a weighted-average estimated useful life of 10 years.

To the extent that additional consideration is allocated to assets with finite lives, the final allocation of the purchase price could result in additional amortization expense that in turn would result in lower operating income and earnings for the period. For example, an increase of $100 million in the value allocated to customer relationships with an average remaining estimated useful life of 10 years would result in additional annual amortization expense of $10 million.

(16)

Represents direct acquisition costs of $32 million and $5 million expensed by Liberty Latin America associated with the AT&T Acquisition during the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively. Due to their nonrecurring nature, these direct acquisition costs have been eliminated in the accompanying Pro Forma Statements of Operations.

(17)	Represents the assumed net increase in interest expense resulting from the borrowings under the Debt Financings, as if such transactions occurred on January 1, 2019, as set forth below (in millions):

	Nine months ended September 30, 2020	Year ended December 31, 2019
Assumed increases in interest expense associated with:
2027 LPR Senior Secured Notes	$—	$66.0
2027 LPR Senior Secured Notes Add-on	2.4	6.1
2026 SPV Credit Facility (a)	—	41.9
Decrease in interest expense associated with the Refinancing Transaction (b)	—	(47.3)
Assumed net increase associated with the amortization of deferred financing costs and original issue discount and premium	1.7	3.1

Assumed net increase in interest expense	$4.1	$69.8

(a)

Interest expense on borrowings under the 2026 SPV Credit Facility is based on the base rate in effect at September 30, 2020, which resulted in an interest rate on this debt instrument of 5.15% for the year ended December 31, 2019. An increase in the interest rate of 0.125% on the 2026 SPV Credit Facility would result in incremental annual interest expense of $1 million.

(b)	Represents elimination of historical interest expense associated with the bank facility in place prior to the completion of the Refinancing Transaction.

(18)

Represents interest income (expense), net included in the historical financial statements of the AT&T Acquired Entities associated with related-party debt and notes receivable that were not assumed with the AT&T Acquisition. Accordingly, we have included for pro forma adjustments to increase (decrease) interest income (expense), net by $3 million and ($25 million) for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively.

(19)

Represents the elimination of $7 million of losses on debt extinguishment for the year ended December 31, 2019, relating to the write-off of unamortized original issue discount and deferred financing costs incurred in connection with the Refinancing Transaction. Due to their nonrecurring nature, the losses on debt extinguishment have been eliminated in the accompanying Pro Forma Statements of Operations.

(20)

Represents the elimination of $7 million and $3 million of interest income included in the historical financial statements of Liberty Latin America for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively. As this income was earned on the funds held in escrow that were ultimately used to fund a portion of the AT&T Acquisition, it has been removed in the accompanying Pro Forma Statements of Operations.

(21)

The income tax impact of the pro forma adjustments related to the Pro Forma Statements of Operations, as described above, have been computed based on a blended statutory corporate income tax rate of 36.1% based upon the activity in the U.S., the U.S. Virgin Islands and Puerto Rico, for which statutory rates are 21.0%, 23.1% and 37.5%, respectively. Where applicable, the adjustments have been assessed for their impact on valuation allowances, primarily arising from the excess of, and limitation on use for, foreign tax credits.